Effective as of April 1, 2002

Samuel D. Addoms
1900 Fairfax Street
Denver, CO  80220

                  RE:      Director Compensation Agreement
                           -------------------------------

Dear Sam:
                  In order to induce you to remain in the employ of the Company,  to induce you to remain as a Director of the Company, and in consideration of your agreement set forth in Section 3  hereto,  the Company  agrees that you shall receive the benefits set forth in this letter agreement (“Agreement”) in the event you terminate your employment as Chief Executive Officer of the Company (“CEO”) as set forth below.

1.       Term of Agreement.  This Agreement shall become effective on the date of your voluntary resignation as CEO, shall supersede the Severance Agreement signed by you and the Company and dated March 10, 1999 (the “1999 Severance
Agreement”), and shall continue in effect until all payments and deliveries required hereunder are made or are no longer applicable.  Should your employment as CEO terminate in any manner as specified in the 1999 Severance Agreement other than by your voluntary resignation, this Agreement will be of no force or effect, and your benefits upon such termination shall be as set forth in the 1999 Severance Agreement.

2.       Compensation  Upon  Resignation.  (i) If your employment as CEO is terminated by your voluntary resignation, you shall be entitled to the benefits provided below:

(A)      In consideration for your continued service as a member of the Company’s Board of  Directors, for each of the five years following your resignation the Company shall pay to you (or your estate), in equal monthly installments, annual compensation in the amount of $75,000.

(B)      As of the date of your resignation as CEO the Company shall issue to you a stock option or warrant to purchase
200,000 shares of the Company’s Common Stock with an exercise price equal to the market price of such Common Stock as of the date of such resignation.  The stock option or warrant shall be exercisable for a period of five years from date of grant;  provided such option or warrant shall vest in three equal annual installments commencing on the date of your resignation as CEO and, subject to 2 (ii) below, on each anniversary thereafter until exercisable in full. The exercise price and number of options shall adjust to account for any change in the Company’s capitalization, such as a stock split or dividend, which results in an increase or decrease in the number of issued shares of Common Stock without receipt of consideration by the Company.

(C)      The Company shall provide to you and your spouse free lifetime  positive space air transportation on the Company’s airline and shall ensure that any successor airline to the Company provides such air transportation.

(D)      The Company shall provide to you and your eligible dependents group health, life insurance and any other benefits as are provided from time to time by the Company to its officers and at rates to you as are charged to such officers.

(E)      The Company shall also pay to you all legal fees and expenses incurred by you as a result of your resignation as
CEO (including all such fees and  expenses, if any, incurred in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section
4999 of the Internal Revenue Code of 1986, as amended (the “Code”) to any payment or benefit provided hereunder).

(F)      In the event that you become entitled to the payments (the  “Director  Payments”)  provided under paragraphs (A),(B), (C), (D), and (E) above and if any of the Director Payments will be subject to the tax (the “Excise
Tax”) imposed by Section 4999 of the Code, the Company shall pay to you upon demand, an additional amount (the “Gross-Up
Payment”) such that the net amount retained by you, after deduction of any Excise Tax on the Director Payments and any federal income tax and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Director Payments.
For purposes of determining whether any of the Director Payments will be subject to the Excise Tax and the amount of such
Excise Tax, (i) the Director Payments shall be treated as “parachute payments” within the meaning of Section 280G(b)(2)
of the Code, and all “excess parachute payments within the meaning of Section 280G(b)(2) of the Code, and all Excess parachute payments” within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company’s independent auditors and acceptable to you such other payments or benefits (in  whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the
Excise Tax, (ii) the amount of the Director Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the  total amount of the Director Payments or (B) the amount of excess parachute payments within the meaning of Section280G(b)(1) (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made. In the even that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of your employment, you shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the
Gross-Up Payment attributable to such reduction (plus the  portion of the Gross-Up Payment attributable to the Excise
Tax and federal income tax imposed on the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of your employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up  Payment),  the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

(ii)     The amount of any payment or benefit provided for in this Section 2  shall not be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company, or otherwise; provided, however, that should your service as a member of the
Board of Directors of the Company terminate at any time prior to the expiration of five years following your resignation as CEO for any reason other than your death, disability, or your involuntary removal from the Board for reasons other than your willful misconduct or gross negligence of your duties as a Director, (a) the payments described in (A) above shall terminate immediately, and you shall have no further entitlement to any such payments and (b) the unvested portion, if any, of the stock option or warrant described in (B) above shall automatically expire. In addition to all other amounts payable to you under this Section 2, you shall be entitled to receive all benefits payable to you under any other plan or agreement relating to retirement benefits (except the 1999 Severance Agreement, which shall terminate and be of no further force and effect upon the effective date of this Agreement).

3.       Continued Employment; Non-Competition.

(i)      For a period of five years beginning on the date of your resignation as CEO you shall remain an employee of the
Company at an annual salary of $25,000, payable on the Company’s regular paydays.

(ii)     During the period beginning on the date of your resignation as CEO and ending on the the date on which you no longer serve as either an employee or a member of the Board of Directors of the Company,  you shall not become employed by, or provide consulting services to, any air carrier that competes with the Company without the Company’s written permission.  Should you become employed by or provide such consulting services without the Company’s written permission, your employment with the Company and all Director Payments shall thereupon immediately terminate.

4.       Successors: Binding Agreement.

(i)      This Agreement shall be binding against any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company.

(ii)     This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devises, legatee or other designee or, if there is no such designee, to your estate.

5.       Notices.  For the purpose of this Agreement, notices and all other communications provided for in the
Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested,  postage  prepaid,  addressed to the respective  addresses set forth on the first page of this Agreement,  provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company,  or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

6.       Miscellaneous.  No provision of this Agreement may be modified,  waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board.  No waiver by either party  hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Colorado.  All references to Sections of the Code shall be deemed also to refer to any successor provisions to such Sections.  Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Section 2 shall survive the expiration of the term of this Agreement.

7.       Validity.  The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

8.       Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

                  If this letter sets forth our agreement on the subject matter  hereof, kindly sign and return to the
Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                                                Sincerely yours,

                                                FRONTIER AIRLINES, INC.

                                                By:
                                                   -------------------------------------------------------
                                                   Vice Chair of the Board

                                                By:
                                                   -------------------------------------------------------
                                                   President

                                                ACCEPTED, APPROVED AND AGREED:

                                                _______________________________
                                                Samuel D. Addoms